UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (f)

On April 13, 2017, the Board of Directors (the “Board”) of HTG Molecular Diagnostics, Inc. (the “Company”) approved a performance-based retention and incentive bonus award (“Bonus Award”) for each of the Company’s Named Executive Officers in the amounts set forth in the table below. The Bonus Awards are, in part, in consideration of Company performance during 2016. The Bonus Awards are expressly conditioned upon the completion by the Company of a financing transaction, or series of related financing transactions, in which the Company raises aggregate gross proceeds in excess of $12 million and, with respect to each Named Executive Officer, his continued employment through the completion of such financing transaction(s) (the “Financing Goal”). No Bonus Awards will be earned or paid if the Financing Goal does not occur.

Executive Officer	Title	Bonus Award
Timothy B. Johnson	President and Chief Executive Officer	$142,500
John L. Lubniewski	Chief Business Officer	$85,739
Patrick C. Roche, Ph.D.	Senior Vice President, Research and Development	$73,615

Because payment of the Bonus Awards is expressly conditioned on the Financing Goal, the non-equity incentive plan compensation reportable for 2016 for each of the Named Executive Officers is $0. Accordingly, the total compensation figure previously provided for each of the Named Executive Officers in the Summary Compensation Table within the Company’s Annual Report on Form 10-K, filed on March 23, 2017, remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: April 14, 2017	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Vice President of Finance and Administration and Chief Financial Officer